                                                                PRELIMINARY COPY

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
/ /        Definitive Proxy Statement
/X/        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
           Schedule 14A.
/ /        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           1)         Title   of   each  class   of  securities   to  which   transaction  applies:
                      Units of Depositary Receipts Representing Assigned Limited Partner Interests
           2)         Aggregate   number   of    securities   to    which   transaction    applies:
                      8,168,457.7
           3)         Per  unit price or other underlying value of transaction computed pursuant to
                      Exchange Act Rule  0-11 (Set  forth the  amount on  which the  filing fee  is calculated and state how it was determined):
                      $         (aggregate amount to be distributed to security holders)
           4)         Proposed maximum aggregate value of transaction:
                      $         (aggregate amount to be distributed to security holders)
           5)         Total fee paid:
                      $
/X/        Fee paid previously with preliminary materials.
/ /        Check  box if any part of the fee is  offset as provided by Exchange Act Rule 0-11(a)(2)
           and identify the filing for which the  offsetting fee was paid previously. Identify  the previous  filing by registration statement number, or  the Form or Schedule and the date of its filing.
           1)         Amount Previously Paid:
                      -----------------------------------------------------------------------------
           2)         Form, Schedule or Registration Statement No.:
                      -----------------------------------------------------------------------------
           3)         Filing Party:
                      -----------------------------------------------------------------------------
           4)         Date Filed:
                      -----------------------------------------------------------------------------

                          INDEX OF SOLICITING MATERIALS

Press Release

Telephone Scripts for Responding to Class Member Inquiries

Questions and Answers for Field Agents

Transcript of Video for Field Agents

FOR IMMEDIATE RELEASE



CONTACT:

Bill  Werfelman                              David Sternstein
New York Life                                Edelman Public Relations
(212) 576-5385                               (212) 704-4528

David Pomerantz                              Lynn Schulman
New York Life                                Edelman Public Relations
(212) 576-6038                               (212) 704-8106

                          NEW YORK LIFE ANNOUNCES PLAN
                        TO LIQUIDATE LIMITED PARTNERSHIPS

     NEW YORK--April 1, 1996 --New York Life Insurance Company today announced plans to liquidate its proprietary limited partnerships and exit that line of business. The liquidation offer will include a full repayment of each person's total investment in the partnerships.

     "We have elected to voluntarily exit this business and liquidate these partnerships because it is the best remedy for our investors, and it protects the long-term interests of New York Life's insurance policyowners," said Harry
G. Hohn, chairman and chief executive officer of the company. "This move is designed to restore our strategic focus to our core businesses of life insurance, annuities, mutual funds and group benefits."

     The liquidation proposal covers $396 million in partnerships sold by the company's broker-dealer subsidiary, NYLIFE Securities Inc., between 1985 and 1992 and in which New York Life affiliates served as general partner. Twenty-six oil and gas limited partnerships; one government mortgage partnership; and one realty partnership are included in the liquidation proposal which involves approximately 28,000 investors. American Exploration Company of Houston served as co-general partner for some of the oil and gas partnerships.

     New York Life announced that it would provide refunds to restore at least the full investment for everyone participating in the liquidation offer. Approximately $230 million has already been paid in the form of quarterly cash distributions, explained New York Life. The balance, to make investors "whole" on their original investment, will be provided by New York Life when the settlement is finalized.
                                     -more-

 2

     The company expects to contribute over $90 million to refund customers' investments. New York Life will advance $97 million on the liquidation, but the company expects to fully recover that amount from the sale of the assets in these partnerships. Hohn noted that the settlement would have no appreciable effect on the company's top-ranked credit rating nor on its reserves.

     New York Life's offer is the most generous and most extensive of any recent settlement of limited partnerships, according to industry experts. In two other current cases, investors only received a portion of their original investment, according to published reports. New York Life's is the only proposal that has offered full restoration of the original investment for each investor.

     "During my tenure as Attorney General, when I sought relief for investors who were harmed, it was not always possible to obtain restitution equal to the amount which was invested," commented former New York State Attorney General Robert Abrams. "In this case New York Life has acted reasonably and responsibly providing the return of the full amount initially invested."

     A federal class action lawsuit in Florida will provide New York Life with the vehicle for the wind-up offer and liquidation plan, explained Hohn. The offer of full repayment of the original investment is available only to investors who choose to remain as part of the lawsuit settlement. The proposal requires a majority vote to liquidate by the investors in each partnership. Preliminary proxy materials in the form of consent solicitations have been mailed by New York Life to each investor, and a formal notice with the final version of the consent solicitation will be mailed as soon as the Securities and Exchange Commission's review process is completed.

     New York Life had been reviewing its proprietary limited partnerships prior to the litigation. The company's broker-dealer subsidiary had stopped selling limited partnership products in 1992.

     "In reviewing these products, it became clear to us that--while the disclosure documents did provide a full explanation of risks and meet the requirements of the law--the performance of many of the partnerships was the real concern," explained Hohn. "The overall performance of the oil and gas and real estate markets has been disappointing, and it has created industry-wide difficulties for limited partnerships.



                                     -more-

     "We are at a point where we have interest from buyers in some of the properties, and the lawsuit settlement offer provides the right vehicle for our overall exit from these businesses," said the chairman.

     New York Life noted that attorneys fees for plaintiffs' counsel in the lawsuit settlement will be paid separately and will not reduce the full payback for individual investors, as has been the case in other recent settlements.

     New York Life has set up a toll-free number for investors to call if they have any questions about the proposed settlement. The number is:
1-800-278-4117.

     New York Life Insurance Company, a Fortune 100 company, is one of the largest financial services companies in the United States and the world.
Founded in 1845 and headquartered in New York City, New York Life concentrates on insurance and investment services. On the insurance side, New York Life and its affiliates offer traditional life, group and annuity insurance products, as well as managed health care. On the investment side, New York Life and its affiliates provide institutional asset management and trust services and, through a broker-dealer subsidiary, NYLIFE Distributors Inc., provide securities products and services such as institutional and retail mutual funds, including 401(k) products.

                                      # # #

                                                 PRIVILEGED AND CONFIDENTIAL
                                                       ATTORNEY WORK PRODUCT







                                  NEW YORK LIFE
                                    GRIMSHAWE
                                    ---------
                             CLASS ACTION SETTLEMENT









                        TELEPHONE SCRIPTS FOR RESPONDING
                            TO CLASS MEMBER INQUIRIES

                                TABLE OF CONTENTS



Background of the Lawsuit. . . . . . . . . . . . . . . . . . . . . . . . . . . .

Court Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Dates and Deadlines. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Exclusion from the Settlement. . . . . . . . . . . . . . . . . . . . . . . . . .

Liquidation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Objections to or Comments on Settlement. . . . . . . . . . . . . . . . . . . . .

Plaintiffs' Attorneys and Attorneys' Fees. . . . . . . . . . . . . . . . . . . .

Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Settlement Relief. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Tax Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Value of the Settlement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

The WILLSON Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                   BACKGROUND OF
                                                                     THE LAWSUIT


CLASS OR CLASS MEMBERS AND CLASS PERIOD: The Class includes all persons or entities who purchased or otherwise acquired or assumed ownership rights or title to any Proprietary Investment Unit(s) from January 1, 1985, through March 18, 1996. The Class does NOT include any investors who signed a document that released the New York Life Defendants from any claims concerning the Proprietary Investment Units.

DEFENDANTS: (1) New York Life Insurance Company, NYLife, Inc., NYLife Equity, Inc., NYLIFE Realty, Inc., CNP Realty Investment, Inc., NYLife Securities, Inc. (collectively, the "NEW YORK LIFE DEFENDANTS"), and (2) American Exploration Company, and American Exploration Production Company (collectively, the "AMERICAN EXPLORATION DEFENDANTS").

PLAINTIFFS: The Plaintiffs in this class action are the Named Plaintiffs and all others similarly situated. The Named Plaintiffs are those individuals who brought the lawsuit against New York Life and the other defendants on behalf of you and the entire Class. They are Ann Grimshawe and Evelyn Shea.


AM I BEING SUED?

No. The plaintiffs who brought this lawsuit are suing the General Partners and certain of their affiliates only. They claim to represent the interests of a class of present and former limited partners, including you. In effect, this makes you one of the plaintiffs, not a defendant.


WHO ARE THE ATTORNEYS REPRESENTING THE CLASS?

The Court has designated the law firms of Hanzman Criden Korge & Chaykin, P.A., and Goodkind Labaton Rudoff & Sucharow, LLP, as co-lead counsel to represent the Class. Hanzman Criden represents the interests of all Class Members, including you, at all proceedings in this lawsuit.


IF I WANT TO TALK TO ONE OF THE ATTORNEYS REPRESENTING THE CLASS, WHO SHOULD I CALL?

I would be happy to connect you with one of the attorneys representing the Class. Do you have any other questions before I connect you.

HOW MANY CLASS MEMBERS ARE THERE?

There are approximately 30,000 Class Members. They include current and former limited partners in 28 limited partnerships established and managed by the New York Life Defendants beginning in January 1985.


WHAT IS THE CLASS PERIOD?

The "Class Period" is the period from January 1, 1985, through March 18, 1996 (the date the Complaint was filed). If you purchased or otherwise acquired an interest in one or more of the limited partnerships at issue in this lawsuit during the Class Period, you are a member of the Class.


WHAT CLAIMS DOES THE LAWSUIT MAKE AGAINST THE DEFENDANTS?

In general, the plaintiffs make a number of claims about the manner in which the defendants sold investment units in the limited partnerships. More specifically, the lawsuit raises allegations that the defendants misled investors concerning (I) the amount that would be realized from or paid by the limited partnerships; (II) the rate of return, that would result from investing in the limited partnerships; (III) cash distributions made or projected to be made by the limited partnerships; (IV) the safety of investors' principal; (V) the suitability of the investment for risk averse investors; (VI) the reasonableness of the assumptions underlying projected rates of return; (VII) the economic viability of the limited partnerships; (VIII) the nature and operation of the limited partnerships, (IX) the assets purchased or acquired by and/or for the limited partnerships; (X) the propriety of how partnership assets were used or applied; and (XI) decisions about how and when to windup the partnerships.


WHY IS THE LAWSUIT BEING SETTLED?

Even prior to the filing of this lawsuit, New York Life had determined that it would be in the best interests of the limited partners to liquidate various limited partnerships, to distribute the proceeds from liquidation among the limited partners on a PRO RATA basis, and to provide the limited partners with an enhancement to the distributions they would otherwise receive. Although each side in this lawsuit believes that it is right, the parties are settling because they believe that the proposed settlement presents an opportunity to provide additional, substantial benefits to the Class and will allow New York Life to avoid costly and time consuming litigation.

HAS THE PROPOSED SETTLEMENT BEEN APPROVED BY STATE OR FEDERAL REGULATORS?

No. Although the settlement has been and will continue to be supervised by the Court, it does not require regulatory approval. In addition, materials relating to the consent solicitation which describe the settlement, have been filed with the United States Securities and Exchange Commission.

                                                               COURT PROCEEDINGS


FINAL HEARING: A hearing is scheduled to be held by the Court in order to consider whether to give the settlement final approval. That hearing is currently scheduled for July 3, 1996.

PRELIMINARY HEARING: The hearing at which the Court gave the settlement preliminary approval for purposes of mailing the settlement notice and other materials to you.


WHERE WAS THIS LAWSUIT FILED?

Originally, two separate class action lawsuits were filed in state court in Texas. Subsequently, those Plaintiffs filed a single class action lawsuit in the federal district court for the Southern District of Florida. The Texas actions will be dismissed as part of the settlement.


HAS THE COURT APPROVED THE SETTLEMENT?

The Court has determined that, for purposes of settlement, (I) the named plaintiffs adequately represent your interests in the lawsuit and (II) the proposed settlement is sufficiently fair, adequate and reasonable to warrant mailing the notice to you. The Court has not yet definitively ruled on the proposed settlement. A final hearing on the settlement is scheduled to be held on July 3, 1996. Following the final hearing, the Court will decide whether to give final approval to the settlement.


IF THE COURT APPROVES THE SETTLEMENT, IS ITS DECISION SUBJECT TO APPEAL?

If the Court decides to approve the settlement, its decision will be subject to appeal for a period of 30 days. If the 30-day period expires without an appeal being filed (and if a majority of the limited partners in each limited partnership has consented to the proposed modifications to their partnership agreements), then New York Life will implement the proposed settlement at that time, but not before. If an appeal IS filed, then New York Life will wait until the decision approving the settlement is final and no longer the subject of appeal before implementing the settlement.

NOTE: The parties have the right to terminate the proposed settlement if the Court does not approve it in full, without modification, or if any appellate court modifies or disapproves the terms of the Settlement Agreement or the Court's orders.

                                                             DATES AND DEADLINES


FINAL SETTLEMENT DATE: The date on which all court proceedings relating to the approval of settlement are finally concluded.

OBJECTIONS TO THE SETTLEMENT: Any objections to the Settlement have to be served on counsel for the Plaintiffs and Defendants and filed with the Court by June 12, 1996, which is 21 days before the scheduled date of the Final Hearing.

REQUESTS FOR EXCLUSION ("OPT-OUTS") FROM THE SETTLEMENT: Requests for exclusion from the settlement must be postmarked by June 12, 1996, which is 21 days before the currently scheduled date of the Final Hearing.


WHEN IS THE FINAL HEARING?

The final hearing is currently scheduled to be held on July 3, 1996.

IF THE FINAL HEARING DATE IS CHANGED, WILL I BE NOTIFIED?

No. There is no provision for notifying Class Members if the Court adjourns the Final Hearing. However, you may always call this 800 number to obtain information regarding the date of the Final Hearing.


WHEN WILL MY PARTNERSHIP INVESTMENTS BE FINALLY LIQUIDATED?

A limited partnership will not be liquidated unless and until the general partners receive consent to liquidate from the required number of limited partners. If and when the required consent has been obtained, then procedures will begin to windup, liquidate and terminate the partnership as provided by the partnership agreement.


WHEN WILL I RECEIVE MY SETTLEMENT PAYMENT?

The settlement relief is scheduled to be paid within 30 days of the date the settlement is final and no longer subject to appeal, or as soon as practicable thereafter.

                                                                  EXCLUSION FROM
                                                                  THE SETTLEMENT


EXCLUSION FROM THE CLASS: Those Class Members who do not want to receive the relief offered by the proposed settlement and who do not want to be bound by the terms of the settlement have the opportunity to be excluded from the settlement.

OPT OUTS: Class members who request to be excluded from the Class.


WHAT IS THE DEADLINE FOR REQUESTING EXCLUSION FROM THE SETTLEMENT?

Requests to be excluded from the settlement must be in writing and must be postmarked no later than June 12, 1996. If you are considering requesting exclusion from the class, you must read carefully the instructions provided in
Section VIII of the Notice.


WHAT IF I MISS THE DEADLINE FOR REQUESTING EXCLUSION?

If you miss the deadline for filing a request for exclusion from the class:

     (1)  You will remain a member of the Class.

     (2) You will receive the settlement benefits applicable to your particular partnership investment(s), if the settlement is approved.

     (3)  You will be bound by the terms of the settlement and release.


CAN I EXCLUDE MYSELF WITH RESPECT TO ONE LIMITED PARTNERSHIP BUT NOT ANOTHER?

No. If you decide to exclude yourself with respect to any limited partnership, you will be excluded entirely from the settlement.


I OPTED OUT, BUT HAVE SINCE CHANGED MY MIND.  CAN I STILL BE A CLASS MEMBER?

If you opted out, but now believe that opting out was a mistake, you must notify New York Life in writing of your desire to be reincluded in the class. In order not to lose any opportunity you might have as a class member to receive the benefits contained in the settlement, you should send your notice to New York Life as soon as possible.

                                                                     LIQUIDATION

WHEN ARE THE PARTNERSHIPS BEING LIQUIDATED?

The partnerships are scheduled to be liquidated during the period from [date] through [date], 1996. [The exact dates of the liquidation of the limited partnership(s) in which you invested is indicated in the separate proxy materials you received along with your class notice.]


ARE THE PARTNERSHIPS BEING LIQUIDATED BECAUSE OF THE LAWSUIT?

Settlement of the lawsuit provides New York Life with a vehicle for exiting various limited partnerships. Prior to this lawsuit, New York Life had already concluded that it would be in the best interests of the limited partners to liquidate various limited partnerships and to provide investors with some enhancement to their liquidation payments. With this settlement, New York Life can achieve these goals and make substantial additional monetary benefits available to Class Members, as well as avoid time consuming and expensive litigation.

                                                                OBJECTIONS TO OR
                                                          COMMENTS ON SETTLEMENT


OBJECTION: A written submission by a Class Member to the Court that states a disagreement with some aspect of the settlement.


WHAT IS THE DEADLINE FOR OBJECTING?

In order to object to the terms of the settlement, a Class Member must file with the Court and serve and file an objection with the Court in writing by June 12, 1996, which is 21 days prior to the currently scheduled date of the Final Hearing.


HOW DO I GO ABOUT RAISING AN OBJECTION?

If a Class Member disagrees with some aspect of the settlement, he or she must serve a written statement of objection on Lead Counsel and Defendants' counsel, postmarked no later than June 12, 1996. The statement of objection must state the objection(s) and the specific reason(s), if any, for each objection, including any legal support the Class Member wishes to bring to the Court's attention and any evidence the Class Member wishes to introduce in support of the objection. The specific procedures for objecting appear in Section IX of the Notice.


DO I NEED AN ATTORNEY IN ORDER TO OBJECT TO THE SETTLEMENT?

No. There is no requirement that Class Members who want to object must do so through counsel. If you do not hire an attorney to represent you, you should be sure to read carefully Section IX of the Notice describing the procedures you must follow in order to object to the settlement. You should also be aware that the Court might decline to consider an objection if it does not comply with the procedures set out in the settlement agreement for raising objections. If you do hire an attorney to represent you personally, whether for purposes of objecting to the settlement or for any other reason, you must do so at your own expense.


IF I FILE A REQUEST FOR EXCLUSION FROM THE SETTLEMENT, CAN I STILL OBJECT TO THE SETTLEMENT'S TERMS?

No. Class Members who file a request for exclusion from the settlement are not allowed to object to the settlement's terms.

                                                           PLAINTIFFS' ATTORNEYS
                                                             AND ATTORNEYS' FEES


LEAD COUNSEL: The Court has designated the law firms of Hanzman Criden Korge & Chaykin, P.A. and Goodkind Labaton Rudoff & Sucharow, LLP, as Co-Lead counsel to represent the interests of the class for settlement purposes.


WHY ARE PLAINTIFFS' ATTORNEYS BEING PAID $12.5 MILLION?

A number of factors explain the $12.5 million fee.  They include the following:

     - Attorneys for Plaintiffs represent the entire class of approximately 30,000 class members at no charge to the individual class members.

     -    At least 3 different law firms have worked on behalf of the class.

     - From the time the lawsuit against the Defendants was initially filed until the time when administration of the settlement will be finally complete, many months have been devoted to this case by these firms on your behalf.

     - The 12.5 million fee also includes reimbursement for expenses incurred by plaintiffs' counsel, including fees paid to experts retained by plaintiffs' attorneys to work on behalf of the Class.


DO I HAVE TO PAY FOR THE PLAINTIFFS' ATTORNEYS' FEES?

No. Under the terms of the settlement agreement, all of plaintiffs' legal fees are to be paid by New York Life. Unless you decide to retain separate counsel to represent you personally, you will NOT have to pay any fees to the firms of Hanzman Criden or Goodkind Labaton, or to any other law firm. Nor will the fees paid to plaintiffs' counsel have any effect on the relief being made available to you.


SHOULD I HIRE MY OWN ATTORNEY?

Neither New York Life nor any of the other defendants is able to help you make a decision to retain, or not to retain, a personal attorney to represent you in this matter. If you do hire an attorney, you must do so at your own expense.
If you do not hire an attorney, your interests will be represented without cost to you by class counsel.

                                                                         RELEASE


WHAT IS THE RELEASE?

The release is an agreement on your part never to make any claim that was made, or that could have been made, against New York Life or any of the Defendants, or their agents, representatives or employees concerning the creation, marketing, sale, management or winding up of a covered partnership investment. It includes all claims, known and unknown, that you may now have against the Defendants as well as those that might arise in the future. If you remain in the class, you will be bound by the release. A copy of the release is included in Section VI of the Notice materials.


WHAT IF I ALREADY SETTLED MY CLAIM AGAINST NEW YORK LIFE OR THE OTHER
DEFENDANTS?

If you already had a claim or lawsuit against New York Life or any of the other Defendants concerning any of the Limited Partnerships that is the subject of this settlement, AND you signed a document releasing any of the New York Life Defendants from any claims concerning the investment, then you are not a Class Member.

                                                               SETTLEMENT RELIEF


"LIQUIDATION ADVANCE" means the amount to be paid to current unit owners in partnerships that have voted to liquidate the partnership that is equal to an approximation of the value of the investor's interest in the partnership's assets calculates as if the partnership had been liquidated at the time the settlement becomes final.

"PRIOR DISTRIBUTIONS" means, with respect to each Limited Partnership, the total amount of cash distributions received by a Class Member prior to the Final Settlement Date with respect to each Limited Partnership in which the Class Member owns or owned one or more Proprietary Investment Units.

"PROPRIETARY INVESTMENT UNIT" means a unit of interest in a particular proprietary limited partnership.

"TRANSFER PROCEEDS" means either (I) the amount received by a Class Member who has sold or otherwise transferred Proprietary Investment Units to another or "put" Proprietary Investment Units to the New York Life and/or American Exploration Defendants under any applicable "rights of presentment" or, (II) in the case of a Donor Transferor, the value ascribed to such units by the parties to the transfer (the "Transfer Value"), if agreed upon in good faith or if that is not possible, as determined by the Administrator.

"TRANSFER VALUE" means the value ascribed to the transfer of Proprietary Investment Units in a transaction in which such units were transferred without economic consideration as agreed in good faith by the transferring and receiving parties or, where that is not possible, as determined by the Administrator.


HOW DO I KNOW WHETHER I AM ENTITLED TO RELIEF?

The general partners maintain records that reflect the ownership of Proprietary Investment Units. If you have received the Notice and other settlement materials, then those records indicate you are among the investors entitled to participate in the settlement. When you receive your final settlement payment, you should check to ensure that it accurately reflects your interest in the Limited Partnership. If it does not, you may be required to submit evidence to show that your ownership is other than what is reflected in the partnership's books and records.


WHAT BENEFITS AM I ENTITLED TO UNDER THE SETTLEMENT?

Under the terms of the proposed settlement, provided that a majority of the limited partners in each limited partnership consent to liquidation, each Class Member will be eligible to receive an amount that, together with any Prior Distributions, will allow the Class Member to recover his or her total original investment. If through Prior Distributions a class member has already recovered his or her total original investment, then such a class member would be eligible to receive an enhancement, as described more fully below.


HOW WILL NEW YORK LIFE CALCULATE MY REFUND OR ENHANCEMENT?

The manner in which New York Life will calculate your Refund or, if applicable, your Enhancement will depend on whether you currently own your original investment or whether you have sold or transferred it.

If you still own your original investment, and you have not yet recovered the full amount of your original investment, you will receive a cash settlement payment after the date on which the settlement becomes final equal to:

   (i) the approximate value of your share of the limited partnership's current underlying assets and any available working capital (the "Partnership Interest") PLUS

  (ii) the amount by which any Prior Distributions plus Liquidation Advance falls short of your original investment (the "Refund") or "Out of Pocket Loss",


WHO IS GOING TO DETERMINE THE VALUE OF MY LIMITED PARTNERSHIP'S CURRENT UNDERLYING ASSETS?

The General Partners will make that calculation, using reports prepared by qualified independent appraisers.


WHAT IF I SOLD MY INVESTMENT UNITS?

If you sold your investment units, you are still eligible to receive either a Refund or an Enhancement under the terms of the proposed settlement. (You will not, however, receive the Liquidation Advance.) In order to determine whether you recouped your original investment, New York Life will take into account the amount for which you sold your partnership interest (the "Transfer Proceeds"). If the Prior Distribution plus any Transfer Proceeds falls short of your original investment, then you will be eligible for a Refund. If Prior Distributions plus any Transfer Proceeds exceeds your original investment, then you will be eligible for an Enhancement.

WHAT IF DID NOT SELL MY INVESTMENT UNITS BUT GAVE THEM AWAY?

You are still eligible to receive relief -- either a Refund or an Enhancement -- under the proposed settlement. In order to determine whether you recovered your original investment, New York Life will take into consideration the value that you and the receipt ascribed in good faith to the transferred investment units on your Statement of Transfer. (In the event that the value you ascribe to the transferred investment units does not agree with that ascribed in good faith to these same units by the person to whom they were given or from whom they were received, then the value of the units will be determined by the Administrator who is jointly retained by counsel for plaintiffs and defendants.)


IF I'M ELIGIBLE TO RECEIVE AN ENHANCEMENT, HOW MUCH CAN I EXPECT TO RECEIVE?

The amount of the Enhancement will depend upon the partnership in which the Class Member invested.

   (1) For investors in one of the NYLOG I series of partnerships, the enhancement will be EITHER (I) $10 for each Proprietary Investment Unit OR (II) $200, whichever is greater;

   (2) For investors in one of the NYLOG II, NYLOG III or NYLIFE Realty Income partnerships, the enhancement will be EITHER (I) 40 cents for each Proprietary Investment Unit OR (II) $200, whichever is greater.

   (3) For investors in the NYLIFE Government Mortgage Plus partnership, the enhancement will be EITHER (I) 20 cents for each Proprietary Investment Unit OR (II) $200, whichever is greater.


WHEN WILL I GET MY SETTLEMENT CHECK?

The Court has not yet approved the proposed settlement and will not rule on it before the Final Hearing currently scheduled for July 3, 1996. If and when the proposed settlement is final, AND a majority of the limited partners in each limited partnership has consented to liquidation, several things will happen.

     FIRST: If you have chosen to remain a class member, New York Life will send you a cash payment for the amount of either the Refund or the Enhancement, plus the amount of the Liquidation Advance if
               you currently own the unit(s).   (This is the FIRST check to the
               limited partners.)

   SECOND: The general partners will undertake to liquidate the partnerships.

    THIRD: The general partners will use the liquidation proceeds (I) to reimburse New

               York Life for the Liquidation Advance it has paid to Class Members as part of the settlement check; (ii) to establish a reserve in order to meet any liabilities or obligations that remain following liquidation of the limited partnerships; and
               (iii) to distribute any remaining amounts to class members on a PRO RATA basis. (Any such distribution would require a SECOND check to the limited partners for that limited partnership.)

   FOURTH: Finally, once a general partner has determined that ALL of a limited partnership's outstanding liabilities and obligations have been satisfied, any amounts that remain will be distributed to limited partners on a PRO RATA basis. (Any such distribution would require a THIRD check to the limited partners for that limited partnership.)


WILL I RECEIVE INTEREST ON THE AMOUNTS I RECEIVE FROM THE SETTLEMENT?

No. Provided that the general partners obtain the consent of a majority of the limited partners in a limited partnership in that partnership, each limited partner will receive cash payments designed to ensure that he or she receives a return of at least 100% of his or her original investment. The settlement does not provide for additional interest on these payments.


I WAS PROMISED A RETURN OF X% ON MY INVESTMENT. WHY SHOULD I SETTLE FOR THE RETURN OF MY INITIAL INVESTMENT?

Attorneys representing every Class Member, including you, negotiated extensively on behalf of the class to achieve what they determined was a fair, adequate and reasonable settlement. Although New York Life and the other defendants have not admitted to any wrongdoing, they felt that the settlement constituted a reasonable course of action that avoided the disruption and expense of litigation, and that was otherwise in the best interests of the limited partners. An investor's decision whether to participate in the settlement is a choice only the investor can make. New York Life is happy to answer questions you may have about the settlement and to provide information about the options available to you.


WHAT IF I INVESTED IN MORE THAN ONE PARTNERSHIP?

You are eligible for relief under the settlement for EACH limited partnership in which you invested. Thus, if you are eligible to receive a Refund or an Enhancement with respect to one limited partnership, it will not prevent you from also receiving a Refund or Enhancement with respect to another Limited Partnership, PROVIDED, HOWEVER, that the requisite consent to liquidation is obtained from the limited partnership's limited partners.

DO I HAVE TO DO ANYTHING IN ORDER TO RECEIVE THE CLASS RELIEF?

No. As a Class Member you are automatically entitled to participate in the benefits afforded by the settlement. No further action is required on your part.


SHOULD I REMAIN AS A MEMBER OF THE CLASS?

This is a choice only you can make. New York Life is happy to answer questions you may have about the settlement and to provide information about the options available to you, but cannot make your choice for you.

                                                                      TAX ISSUES


TAX CONSEQUENCES

     WILL THE SETTLEMENT HAVE ANY TAX CONSEQUENCES FOR ME?

     Participation in the settlement may have tax consequences for you. The tax effects of the settlement may depend upon what relief you receive as a result of the settlement. Neither New York Life nor the other defendants can provide you with personal tax advice about any tax issues that participation in the settlement may raise. You should consult your tax or financial advisor.

                                                                    VALUE OF THE
                                                                      SETTLEMENT


WHAT IS THE ECONOMIC VALUE OF THIS SETTLEMENT?

The class relief being offered by New York Life under the proposed settlement is estimated to provide approximately $90 million in Refunds and Enhancements. While the settlement will make substantial benefits available to the Class, it is NOT expected to have any material impact on the Company's outstanding financial strength or its excellent ratings.


HOW IS NEW YORK LIFE PAYING FOR THE COST OF THIS SETTLEMENT?

The costs of the settlement will be paid from reserves that were set up in 1995 by the Company from its surplus. Accordingly, the payment will not come out of the Company's future earnings.


WILL NEW YORK LIFE'S RATINGS DROP AS A RESULT OF THIS LAWSUIT?

The settlement is not expected to have any adverse affect whatsoever on New York Life's outstanding financial strength or its top ratings.

                                                 THE GILLETTE/WILLSON SETTLEMENT


GILLETTE/WILLSON SETTLEMENT: Last year, New York Life Insurance Company settled a nationwide class action lawsuit that made allegations concerning sales practices allegedly employed by the Company's agents in the sale of life insurance. New York Life denied the allegations in that lawsuit completely. Nonetheless, it chose to settle the lawsuit for a variety of reasons, including the high costs of litigation. In connection with the GILLETTE/WILLSON settlement, New York Life provided its policyholders with class relief valued at over $250 million. The settlement received approval from the court on February 1, 1996, although proceedings have not yet been concluded.


IF NEW YORK LIFE CAN REIMBURSE ME FOR THE FULL VALUE OF MY LIMITED PARTNERSHIP INVESTMENT, THEN WHY COULDN'T I GET A CASH PAYMENT IN THE GILLETTE/WILLSON SETTLEMENT?

Last year's settlement involving life insurance policies raised allegations that were wholly unrelated to the current settlement. Moreover, the insurance policy you purchased from New York Life and which made you eligible for relief under the GILLETTE/WILLSON settlement has no relationship to your investment in one or more limited partnerships. For a number of reasons, including the high costs of litigation, it as been determined that it is in the best interest of the limited partners to settle the current lawsuit under the terms described in the Class Notice, including payments that ensure that investors will receive a return of at least 100% of the limited partners' investment principal, provided that the necessary consent to liquidation is received from a majority of the limited partnership's limited partners. If you have additional questions about the GILLETTE/WILLSON settlement, I would be happy to transfer you to someone who can assist you.


WILL THE DIVIDENDS ON MY OTHER POLICIES AND INVESTMENTS WITH NEW YORK LIFE BE AFFECTED BY THE SETTLEMENTS?

Neither last year's settlement nor the current one is expected to have any material effect whatsoever on New York Life's overall financial condition or the Company's excellent ratings as determined by independent ratings agencies. As has always been the case, New York Life will continue to make its annual dividend scale determination based on the Company's overall financial position, and not on the basis of any single event or occurrence.

               FOR NYLIFE GOVERNMENT MORTGAGE PLUS INVESTORS ONLY:


                              TAX-EXEMPT INVESTORS


NOTE: THE FOLLOWING MATERIALS ARE RELEVANT ONLY FOR TAX-EXEMPT INVESTORS IN THE NYLIFE GOVERNMENT MORTGAGE PLUS PROGRAM. THESE INCLUDE CHARITIES, IRA's, PENSION PLANS, KEOGH PLANS, CHARITABLE ORGANIZATIONS, AND OTHER TAX-EXEMPT ENTITIES.



WHAT ARE THE TAX CONSEQUENCES IF I ACCEPT THE SETTLEMENT OFFER?


I'm not qualified to give you tax advice, so you'll need to talk to your own accountant or tax professional. You should also be aware that every investor's tax situation can be different. For this reason, I can only discuss the settlement in general terms. Your tax advisor can tell how the settlement affects your own situation.
Our records show that the units are owned by a tax-exempt entity, such as a charity, an IRA, pension plan, 401(k) plan or retirement plan. Is this correct?

[If "No", go to script for NYLIFE Realty -- Taxable Investors]
[If "Yes", continue:]


Tax-exempt entities normally don't have to pay any income taxes. In some situations, however, a tax-exempt entity can receive income that is subject to tax. We believe that the settlement payments will not generally be subject to tax as long as the tax-exempt entity did not engage any borrowing to buy the units. You should talk to your accountant or tax professional to see if that happened in your case.

               FOR NYLIFE GOVERNMENT MORTGAGE PLUS INVESTORS ONLY:


                                TAXABLE INVESTORS


NOTE: THE FOLLOWING MATERIALS ARE RELEVANT FOR "TAXABLE" INVESTORS, THAT IS, INDIVIDUALS, CORPORATIONS, AND OTHER TAXPAYERS WHO INVESTED IN THE NYLIFE GOVERNMENT MORTGAGE PLUS PROGRAM.


WILL THE SETTLEMENT HAVE ANY TAX CONSEQUENCES FOR ME?

I'll try to answer your questions as well as I can, but I should tell you, I'm not qualified to give you tax advice. You'll need to talk to your own accountant or tax professional. You should also be aware that every investor's tax situation can be different. For this reason, I can only discuss the tax consequences of the settlement in general terms. Your tax advisor can tell how the settlement affects your own personal situation. Generally speaking, however, settlement payments should be tax free to the extent they don't exceed the tax basis of your units. If you receive amounts in excess of your tax basis, they will have to be included in income. If you receive less than your tax basis, you may have a loss for tax purposes.



CAN YOU TELL ME WHAT MY TAX BASIS IS?

Your tax basis is generally the amount you paid for your units, less any capital that was repaid to you. Your tax return preparer should be able to provide you with this information.


HOW MUCH TAX WILL I HAVE TO PAY IF I ACCEPT THE SETTLEMENT?

As I said, everybody's tax situation is different. You will need to consult with your own tax advisor to see how the settlement affects you. In any case, the tax liability should be much less than the payments you receive.


IF I HAVE TO REPORT INCOME, WILL IT BE CAPITAL GAIN OR ORDINARY INCOME?

A portion of the payments you receive in excess of your tax basis may be treated as ordinary income. Your tax return preparer should be able to determine this for you.

WHEN WILL THIS INCOME BE TAXABLE?

The settlement payments include a Liquidation Advance plus an Enhancement. The Enhancement is taxable at the time you receive it to the extent it exceeds your tax basis. The Liquidation Advance is not taxable when it is received.
However, at the time the partnership sells its property and liquidates, you will be allocated your share of any partnership gain or loss. You will have a gain or loss to the extent that your share of the Liquidating Proceeds (including the amount used to repay the Liquidation Advance) differs from your tax basis in your units. You may have additional income at that time if your share of the Liquidating Proceeds is not sufficient to repay the Liquidation Advance you received.


WHAT TAX INFORMATION WILL I RECEIVE?

You will receive a form K-1 from the partnership showing your share of any gain or loss that the partnership recognizes when it sells its assets. The K-1 will also show your share of the liquidation proceeds. You will need to consult with your own tax advisor as to how to report these amounts and any other payments you receive your personal tax returns.


ARE YOU GOING TO REIMBURSE ME FOR ANY TAXES I HAVE TO PAY?

No.  This is not a part of the settlement relief being offered.

                        FOR NYLIFE REALTY INVESTORS ONLY:


                                TAXABLE INVESTORS


NOTE: THE FOLLOWING MATERIALS ARE RELEVANT FOR "TAXABLE" INVESTORS, THAT IS, INDIVIDUALS, CORPORATIONS, AND OTHER TAXPAYERS WHO INVESTED IN THE NYLIFE REALTY PROGRAM.



WILL I HAVE TO PAY TAX ON THE AMOUNTS THAT ARE PAID TO ME?

I'll try to answer your questions as well as I can, but I should tell you, I'm not qualified to give you tax advice. You'll need to talk to your own accountant or tax professional. You should also be aware that every investor's tax situation can be different. For this reason, I can only discuss the tax consequences of the settlement in general terms. Your tax advisor can tell how the settlement affects your own personal situation. Generally speaking, however, settlement payments should be tax free to the extent they don't exceed the tax basis of your units. If you receive amounts in excess of your tax basis, they will have to be included in income. If you receive less than your tax basis, you may have a loss for tax purposes.



CAN YOU TELL ME WHAT MY TAX BASIS IS?

We don't have this information because your basis depends on how you reported amounts on your tax returns in earlier years. Your tax return preparer should be able to provide you with this information from your personal tax records.



HOW IS MY TAX BASIS DETERMINED?


Your tax return preparer will determine your tax basis by seeing how much you paid for your units. Your tax basis is then adjusted to take into account your share of the partnership's annual results, any cash distributions you received, and any special deductions you claimed on your tax returns.

HOW MUCH TAX WILL I HAVE TO PAY IF I ACCEPT THE SETTLEMENT?

As I said, everybody's tax situation is different. You will need to consult with your own tax advisor to see how the settlement affects you. You will also need to find out if any deductions you were allocated in the past were suspended under the passive activity loss rules. If they were, you may be able to deduct them when the partnership is liquidated. In any case, the tax liability should be much less than the payments you receive.


IF I HAVE TO REPORT INCOME, WILL IT BE CAPITAL GAIN OR ORDINARY INCOME?

A portion of the payments you receive in excess of your tax basis may be treated as ordinary income. Your tax return preparer should be able to determine this for you.


WHEN WILL THIS INCOME BE TAXABLE?

The settlement payments include a Liquidation Advance plus either a Refund or an Enhancement. The Refund or Enhancement is taxable at the time you receive it to the extent it exceeds your tax basis. The Liquidation Advance is not taxable when it is received. However, at the time the partnership sells its property and liquidates, you will be allocated your share of any partnership gain or loss. You will have a gain or loss to the extent that your share of the Liquidating Proceeds (including the amount used to repay the Liquidation Advance) differs from your tax basis in your units. You may have additional income at that time if your share of the Liquidating Proceeds is not sufficient to repay the Liquidation Advance you received.


WHAT TAX INFORMATION WILL I RECEIVE?

You will receive a form K-1 from the partnership showing your share of any gain or loss that the partnership recognizes when it sells its assets. The K-1 will also show your share of the liquidation proceeds. You will need to consult with your own tax advisor as to how to report these amounts and any other payments you receive your personal tax returns.


ARE YOU GOING TO REIMBURSE ME FOR ANY TAXES I HAVE TO PAY?

No.  This is not a part of the settlement relief being offered.


                                                            TAX-EXEMPT INVESTORS Page 1

                             NYLOG I, II, AND III                NYLIFE REALTY                      GOVERNMENT PLUS
-----------------------------------------------------------------------------------------------------------------------------------

What are the tax             "I can't give you tax advice       "I can't give you tax advice       "I can't give you tax advice
consequences?

                             "Everyone's tax situation is       "Everyone's tax situation is       "Everyone's tax situation is
                             different                          different                          different

                             "I can only speak in general       "I can only speak in general       "I can only speak in general
                             terms                              terms                              terms

                             "Your tax advisor can tell         "Your tax advisor can tell         "Your tax advisor can tell
                             you how this applies to you        you how this applies to you        you how this applies to you

                             "Tax exempt entities don't         "Tax exempt entities don't         "Tax exempt entities don't
                             normally have to pay tax           normally have to pay tax           normally have to pay tax

                             "Payments should not be            "Payments should not be            "Payments should not be
                             taxable to the extent they         taxable to the extent they         taxable to the extent they
                             don't exceed the tax basis         don't exceed the tax basis         don't exceed the tax basis
                             of the units                       of the units                       of the units

                             "Payments in excess of basis       "Payments in excess of basis       "Payments will not generally
                             may be taxable if the tax-         may be taxable if the tax          be subject to tax as long as
                             exempt claimed certain             exempt claimed partnership         the tax-exempt did not borrow
                             business deductions or             deductions, if any, against        to buy the units
                             engaged in borrowing               other business income from
                                                                other sources or engaged in
                                                                certain borrowing

                             "Your tax advisor can tell         "Your tax advisor can tell         "Your tax advisor can tell
                             you if this applies to your        you if this applies to your        you if this applies to your
                             situation                          situation                          situation

-----------------------------------------------------------------------------------------------------------------------------------

Can you tell me what         "We don't have this information    "We don't have this information    "Your tax basis is the amount
the tax basis is?                                                                                  paid for the units, less any
                                                                                                   capital that has been repaid
                             "Your tax return preparer          "Your tax return preparer
                             should be able to provide          should be able to provide
                             this                               this
-----------------------------------------------------------------------------------------------------------------------------------



                                                            TAXABLE INVESTORS Page 1

                             NYLOG I, II AND III                NYLIFE REALTY                      GOVERNMENT PLUS
-----------------------------------------------------------------------------------------------------------------------------------

What are the tax             "I can't give you tax advice       "I can't give you tax advice       "I can't give you tax advice
consequences?

                             "Everyone's tax situation is       "Everyone's tax situation is       "Everyone's tax situation is
                             different                          different                          different

                             "I can only speak in general       "I can only speak in general       "I can only speak in general
                             terms                              terms                              terms

                             "Your tax advisor can tell         "Your tax advisor can tell         "Your tax advisor can tell
                             you how it applies to you          you how it applies to you          you how it applies to you

                             "Payments should be taxable        "Payments should be taxable       "Payments should be taxable
                             to the extent they exceed          to the extent they exceed          to the extent they exceed
                             your tax basis                     your tax basis                     your tax basis

                             "If you receive less than          "If you receive less than          "If you receive less than
                             your tax basis you may             your tax basis you may             your tax basis you may
                             have a loss                        have a loss                        have a loss

-----------------------------------------------------------------------------------------------------------------------------------

What is my tax basis?        "Your tax return preparer          "Your tax return preparer          "Your tax basis is the amount
                             can give you this information      can give you this information      you paid for your units, less
                                                                                                   any capital repaid to you
-----------------------------------------------------------------------------------------------------------------------------------

How is my tax basis          "It is the amount you paid         "It is the amount you paid         "Your tax basis is the amount
determined?                  for your units, with               for your units, with               you paid for your units, less
                             adjustments for:                   adjustments for:                   any capital repaid to you

                             - your share of partnership        - your share of partnership
                             results                            results

                             - cash you received                - cash you received

                             - deductions you claimed,          - deductions you claimed
                             including special oil and
                             gas deductions
-----------------------------------------------------------------------------------------------------------------------------------




                                                           TAXABLE INVESTORS: Page 2
-----------------------------------------------------------------------------------------------------------------------------------

How much tax will I          "You should speak with your        "You should speak with your        "You should speak with your
have to pay?                 own tax advisor                    own tax advisor                    own tax advisor

                             "Your tax liability should         "Your tax liability should         "Your tax liability should
                             be much less than the              be much less than the              be much less than the
                             payments you receive               payments you receive               payments you receive

-----------------------------------------------------------------------------------------------------------------------------------

Will I have capital          "Part of the payments in           "Part of the payments in           "Part of the payments in
gain or ordinary             excess of basis may be ordinary    excess of basis may be ordinary    excess of basis may be ordinary
income?                      income                             income                             income

                             "Your tax return preparer          "Your tax return preparer          "Your tax return preparer
                             should determine this for you      should determine this for you      should determine this for you

-----------------------------------------------------------------------------------------------------------------------------------

When will this income        "Refund or Enhancement:            "Refund or Enhancement:            "Enhancement: when received
be taxable?                  when received to the extent        when received to the extent        to the extent it exceeds tax
                             it exceeds tax basis               it exceeds tax basis               basis

                             "Liquidation Advance: a loan       "Liquidation Advance: a loan       "Liquidation Advance: a loan
                             so not taxable                     so not taxable                     so not taxable

                             "Your share of partnership         "Your share of partnership         "Your share of partnership
                             gain or loss when assets are       gain or loss when assets are       gain or loss when assets are
                             sold                               sold                               sold

                             "Your share of gain or loss        "Your share of gain or loss        "Your share of gain or loss
                             on partnership liquidation         on partnership liquidation         on partnership liquidation

-----------------------------------------------------------------------------------------------------------------------------------

What tax information         "Partnership K-1 forms             "Partnership K-1 forms             "Partnership K-1 forms
will I receive?

                             "Speak with your tax advisor       "Speak with your tax advisor       "Speak with your tax advisor
                             about how to report any other      about how to report any other      about how to report any other
                             payments you receive               payments you receive               payments you receive

-----------------------------------------------------------------------------------------------------------------------------------

Will you reimburse me        No.                                No.                                No.
for my taxes
-----------------------------------------------------------------------------------------------------------------------------------

                              QUESTIONS AND ANSWERS




                       NEW YORK LIFE LIMITED PARTNERSHIPS

Q.   WHAT IS A LIMITED PARTNERSHIP?

A. A limited partnership is a partnership which includes one or more general partners who are fully liable for (and manage) the partnership's business, and one or more limited partners who are liable only to the extent of their investment -- they participate only financially in the business.

Q.   WHY WERE LIMITED PARTNERSHIPS SOLD BY NEW YORK LIFE?

A. In the early 1980s, we decided to provide agents with the opportunity to offer their clients a wider range of investment products and tax-advantaged investments in particular. The Company was responsive and sought opportunities to be a broad-based financial services company. To meet agent demand, our broker-dealer subsidiary, NYLIFE Securities Inc., initially made available certain non-proprietary real estate partnerships. By 1985, the proprietary partnerships were developed and sold under the names of New York Life affiliates.

Q.   WHAT WERE NEW YORK LIFE PROPRIETARY LIMITED PARTNERSHIPS?

A. New York Life offered proprietary limited partnerships from four distinct areas to investors from 1985 to 1992. These were offered by NYLIFE Securities Inc., New York Life's broker-dealer subsidiary. They were:
     the NYLOG limited partnerships, standing for New York Life Oil and Gas, which invested in producing oil and gas income properties; NYLIFE Realty Income Partners, which invested in real estate; NYLIFE Government Mortgage Plus, which invested primarily in government-backed mortgages; and NYLIFE Energy Investors, which engaged in oil and gas developmental drilling.

Q.   WHO BOUGHT THESE LIMITED PARTNERSHIPS?

A. Of the approximately 28,000 investors currently in proprietary partnerships, 97 percent are individuals who purchased in order to diversify their personal investment portfolio or retirement accumulation accounts. In a very few cases, corporations or pension plans were the purchasers.

Q.   WHY WERE WE CONSIDERING LIQUIDATING THE PARTNERSHIPS?

A. These limited partnerships have been under internal review for some time to determine if it was in the best interest of the investors to liquidate them. Management has been considering exiting the business and evaluating concerns expressed by investors about the performance of these partnerships. The proposed settlement of the lawsuit enables us to fairly and equitably address investor concerns and to exit the business, while at the same time, ensuring the most complete release of legal liabilities possible for the Company and its agents/registered representatives.

Q.   WHAT IS THIS CLASS ACTION LAWSUIT ABOUT?

A. The plaintiffs allege that New York Life understated the risks of the NYLOG, NYLIFE Energy, NYLIFE Realty, and NYLIFE Government Mortgage Plus partnerships. New York Life denied these charges noting the prospectus materials provided a full disclosure of risks.

Q.   WHAT ARE INVESTORS BEING OFFERED TO SETTLE?

A. If the settlement is approved, New York Life would ensure that each investor who participates in the settlement receives total distributions at least equal to the full amount initially invested. Investors, who upon liquidation of their partnerships will have received total distributions in excess of their original investment, will generally receive a payment of $10 per $250 invested, with a minimum payment of $200.

Q.   HOW MUCH WILL THIS COST THE COMPANY?

A. In making these payments, the Company expects to contribute over $90 million. As an advance on the liquidation, New York Life will provide investors $97 million but expects to fully recover that amount from the sale of the assets in these partnerships.

Q.   WILL THE COMPANY'S CONTRIBUTION AFFECT NEW YORK LIFE'S FINANCIAL STRENGTH?

A. No. This contribution is not expected to have any adverse affect on the Company's ratings from the ratings agencies. New York Life, through its subsidiaries, NYLIFE Realty Inc. and NYLIFE Equity Inc., has already set aside sufficient reserves to pay the costs of this settlement, without in any way impairing our financial strength. A key consideration in determining whether to fight or settle any lawsuit is the impact on our financial strength.

Q.   WILL DIVIDENDS BE AFFECTED?

A. Dividend decisions can only be made at the end of the year when all results are known, but our ability to set aside a full reserve out of 1995 results means the cost of the settlement will not come out of future earnings.

Q.   IS THE COMPANY EXITING THE LIMITED PARTNERSHIP BUSINESS?

A. Yes. New York Life plans to exit the limited partnership business and proposes to liquidate all of its proprietary limited partnerships sold by the Company's broker-dealer subsidiary, NYLIFE Securities Inc.

Q. WILL REFUNDS ALSO BE OFFERED ON THE NON-PROPRIETARY LIMITED PARTNERSHIPS OUTSIDE OF THE NEW YORK LIFE FAMILY?

A. No. In making this settlement offer, New York Life recognized its special responsibilities as the general partner in developing these limited partnership products. The $124 million in 31 non-proprietary limited partnerships sold by New York Life representatives between 1984 and 1990 were not included in the settlement offer for several reasons:

     - Other general partners developed these non-proprietary funds and were responsible for managing the operations of the partnership, developing sales and proxy materials, and even providing some product training for our agents/registered representatives.

     - Each of the non-proprietary limited partnerships stood in the marketplace under the brand name of its general partner, not under the New York Life name.

     - Since New York Life is not the general partner or manager in these non-proprietary partnerships, we don't have the ability to develop a liquidation proposal in the same manner as we can for proprietary partnerships where New York Life is the general partner and manager.

     Non-proprietary limited partnerships are simply outside of the primary fiduciary and legal responsibilities of New York Life. We feel that our duties with respect to non-proprietary partnerships were fully discharged by the Company and its representatives, and that no further action is required.

Q.   WHAT ABOUT MY CLIENTS FOR STRUCTURED FINANCE PRODUCTS?

A. Service to our clients, and to registered representatives, has always been a top priority. The Company will ensure that the appropriate professional staff continues to provide proper service and management for NYLIFE Samco Notes, NAFCO Auto Trust 1 and 2, and Select Strategies Trust: Growth Trust One. Only proprietary partnership products are affected by this settlement.

Q. BY CHOOSING TO SETTLE LAWSUITS, IS NEW YORK LIFE MAKING ITSELF AN EASY TARGET FOR FUTURE LITIGATION?

A. No. We will fight and defend legal actions that accuse the Company and its agents of wrongdoing or attack our credibility when it is in our best interests to do so. In this case and in the case of the recent class action settlement, we chose to create economic relief programs for our customers because we wanted to do what was best for our customers.

Q. HAVE INVESTORS BEEN INFORMED ABOUT THE PERFORMANCE AND OUTLOOK OF THEIR LIMITED PARTNERSHIP INVESTMENTS?

A. Yes. At the least, each investor was provided with annual reports, quarterly distribution statements, and tax information, including forms K-1.

Q.   WHAT WAS THE MINIMUM INVESTMENT FOR THE OIL AND GAS LIMITED PARTNERSHIP?

A. Minimum original investment amounts in NYLOG ranged from $2,000 to $5,000, depending on whether the investment was qualified or non-qualified, while the minimum investment was $60,000 for NYLIFE Energy Investors (with exceptions for a few investors at $15,000 or $30,000).

Q. WILL REGISTERED REPRESENTATIVES WHO SOLD THESE LIMITED PARTNERSHIPS BE DISCIPLINED?

A. Registered representatives who sold these limited partnerships will not be disciplined in connection with the settlement of this lawsuit, because the lawsuit does not allege wrongdoing on the part of the registered representatives, and the Company is settling the case without admitting liability. We believe, in most cases, that these limited partnerships were sold correctly.

Q. IF IT IS SPECIFICALLY ALLEGED THAT A REGISTERED REPRESENTATIVE ACTED IMPROPERLY IN CONNECTION WITH THE SALE OF THESE OR ANY PRODUCTS, WHAT WILL HAPPEN?

A. If after reviewing the allegations and obtaining a statement from the registered representative presenting his or her version of the facts, we determine that improper conduct did occur, we will follow our current disciplinary procedures. Likewise, if the SEC or another regulator, after reviewing such allegations and obtaining a statement from the registered representative, makes a finding of improper conduct, they may sanction or take other action.

Q. IF THE RISKS INVOLVED IN THE PARTNERSHIPS WERE CLEARLY OUTLINED IN THE PROSPECTUS OR OFFERING MEMORANDUM, THEN WHY DID THE COMPANY DECIDE TO RETURN PEOPLE'S INVESTMENTS?

A. We consider our offer to investors a long-term investment in our reputation, because it is important that our customers know that New York Life has their best interests in mind. Given the underperformance of the partnerships, we felt it was appropriate to restore the original investment, which in some cases represents IRA or retirement funds for small investors. You should keep in mind that the disappointed expectations of investors who purchased units of limited partnerships is an issue that has affected other companies, and is not solely limited to New York Life.

Q. THE COMPANY PROMISED THAT IT WOULD CONTINUE TO DEVELOP NEW PRODUCTS FOR US TO SELL TO OUR POLICYOWNERS. IS THE COMPANY RETRENCHING AND FOCUSING ON ITS CORE PRODUCTS?

A. The Company still offers a wide range of insurance and investment products that appeal to our customers, and will continue to do so. Exiting the limited partnership business will allow us to concentrate on our core businesses of life insurance, annuities, mutual funds, and group benefits.

Q. WHAT PRECEDENT DOES THIS SET FOR MUTUAL FUNDS, VUL, NVA, OR OTHER RISK-BASED PRODUCTS?

A. It does not set a precedent for those products. Risk-based products do not come with guarantees, and you should make this very clear in your sales presentations. Our decision with regard to the limited partnerships was based on an analysis of the history of these investments, our long-term strategic interests, and our financial ability to address the situation. Each situation involving a decision such as exiting a line of business is different and must be viewed independently. The risks associated with mutual funds, VUL, and NVA are clearly outlined in those offering materials, and must be clearly communicated by registered representatives.

Q.   IS THIS SETTLEMENT COMPARABLE TO THOSE REACHED BY PRUDENTIAL AND
     PAINEWEBBER?

A. No. Our settlement distinguishes New York Life because it wasn't just generated by lawsuits, but was under consideration before a lawsuit was ever filed. It is also more generous and more extensive than settlements by other companies.

Q.   WHAT ARE THE TAX RAMIFICATIONS FOR INVESTORS IN THESE LIMITED
     PARTNERSHIPS?

A. Each individual's tax situation will be different. Investors will need to check with their tax consultants on their individual situation. We believe that amounts received by investors will not be taxable to the extent the payments do not exceed their basis in their partnership units. For tax purposes, an investor's basis is decreased by the amount of tax write-offs provided in prior years. Amounts received in excess of an investor's basis will be includible in income. In all cases, however, the cash payments to investors should be well in excess of any resulting income tax liability.

Q.   WHEN WILL PAYMENTS BE MADE TO CLIENTS?

A. The date of the final settlement will depend on SEC review of consent solicitation materials and obtaining the necessary votes by the limited partners as well as the court's calendar. In any case, we do not expect payments will be made until August at the earliest.


Q.   WILL A REGISTERED REPRESENTATIVE'S COMMISSIONS BE AFFECTED?

A. No. Commissions, and any other benefits paid, on proprietary partnerships will not be reversed or otherwise affected by this settlement.

Q. HOW WILL THIS SETTLEMENT AFFECT ME? I NEVER SOLD LIMITED PARTNERSHIP INVESTMENTS.

A. If you did not sell limited partnerships, then it will not affect you directly. However, the Company's reputation for integrity is vitally important to all of us. We need you to help reinforce New York Life's position to your clients.

Q.   WHAT AM I ALLOWED TO SAY TO MY CLIENTS?

A. You may inform them that New York Life has proposed to liquidate all of its proprietary limited partnerships, and that a proposed settlement of a class action lawsuit will return up to each investor's initial investment. If they invested in any of the proprietary limited partnerships that were offered by New York Life through its broker-dealer subsidiary, NYLIFE Securities Inc., they were mailed a notice of the class action lawsuit. They will be given the opportunity to opt out of the class action settlement. Those who elect to opt out will not receive the settlement payment. The settlement is preliminary and is subject to the final approval of the court. Investors were also mailed a preliminary consent solicitation statement seeking their vote on approving the liquidation proposal and amendments to the partnership agreements to effect the settlement.

     You may also tell them that this liquidation and settlement proposal is unprecedented and that New York Life is living up to its reputation of always doing what is best for its customers.

Q.   WHAT COMMUNICATIONS WILL YOU HAVE WITH MY CLIENTS?

A. If any of your clients invested in any New York Life proprietary limited partnerships, they will receive a court-ordered and approved notice in the mail informing them of the class action lawsuit and offering them the opportunity to be included in the class settlement. In addition, current investors have been sent a preliminary consent solicitation statement which will ask them to vote to liquidate the partnership and approve amendments to the partnership agreement to effect the settlement.

     Investors will also receive a set of questions and answers and a letter from the chairman.

Q. WHAT RESOURCES ARE AVAILABLE TO ME FROM THE HOME OFFICE TO HELP ME THROUGH THIS?

A. We have set up a toll-free number, 1-800-278-4157, which you can call during normal business hours. Phone representatives will be able to answer any questions you might have. In addition, we have set up a toll-free number for investors, 1-800-278-4117, which you can provide to your clients.

     This Q&A document is part of a larger information packet which you should take the time to read thoroughly. In addition, your managing partner will hold a voluntary meeting which you may attend. If you do not attend that meeting, your manager will be able to provide you with an informational video that features Harry Hohn, Sy Sternberg, Lee Gammill, and Alice Kane explaining the settlement.

Q.   DO I NEED TO DO ANYTHING?

A. No. You are not required to take action. You should know, however, that the court-ordered notices will be mailed to investors when the court approves them. If you have clients who are investors, you will receive copies of the mailing. You might receive phone calls from your clients inquiring about the notification. If that occurs, you can inform them of the settlement offer and direct them to the toll-free investor number, 1-800-278-4117, if they have further questions.

PARTNERSHIP INVESTMENT VIDEO

LEE GAMMILL

Hello, I'm Lee Gammill. Joining me today for this very important announcement is Alice Kane. Thanks for being here Alice.

Because today's message is so important, Harry Hohn has asked to make the announcement to you personally. Harry?

(Cut to: Hohn Video)


HARRY HOHN

Hello.  Thank you for taking time to view this important video.

It is part of a packet of information we've provided regarding New York Life's limited partnership investment products. Please read through this material. It includes information important to you and the Company.

As always, when we make a decision that affects you and your clients, I want to personally discuss our decision with you.

As you know, a little over ten years ago, we made available our own line of limited partnerships. We did so to meet your needs in the marketplace. Clients were seeking new ways to stay abreast of an inflationary economy. Your competitors were offering these investments and you needed similar products to compete. They represented not merely a business opportunity, but an opportunity to broaden the range of services we could provide.

Unfortunately, these investments did not prove as successful as we, or our customers, anticipated. Since we were seeking to do the right thing for you and our customers ten years ago, it makes sense to do the right thing now.

New York Life, therefore, has decided to terminate its proprietary limited partnership investment program. Accordingly, we have proposed to liquidate these partnerships which were sold by the Company's broker-dealer subsidiary, NYLIFE Securities Inc.

This decision is being formally announced to investors, ratings agencies, insurance industry executives, and the news media.

These PROPRIETARY limited partnerships were sold from 1985 to 1992. Several of the partnerships, primarily oil and gas, have performed poorly. New York Life believes it is in the best interest of the investors in these partnerships to liquidate the assets.

Our plan, in accordance with each individual limited partnership agreement, is to sell off the assets and thus liquidate the partnerships. When the process is complete, we will be out of this line of business entirely.

At the time we were looking at ways to liquidate these investments and make enhanced payouts to the investors, a class action lawsuit was filed. The suit allows us to liquidate the partnerships, to pay 100 cents on the dollar to investors, and to secure a release from investors that will protect you and the Company from future litigation.

We believe that settlement is proper and correct in this case. New York Life's integrity is of paramount importance -- it sets us apart from our competitors. We were the innovator in the industry in another recent class action settlement, and we are setting a new standard in this case as well. We're doing what no other company has done before in leaving the limited partnership business. We're ensuring that every investor who participates in the settlement receives at least the amount they invested.

Thank you.


LEE GAMMILL

I feel very confident that the Company once again has responded to a difficult situation with a solution that maintains our outstanding reputation, and protects the credibility of our agents and registered representatives.

You know Alice, it does sound like the Company has once again answered the call on a very difficult situation. Why don't you tell us what this lawsuit is about.

ALICE KANE


Well Lee, the lawsuit accused New York Life of understating risks for investors on its limited partnership investments. New York Life has denied these charges on the basis that the prospectus materials provided a full disclosure of risks.


LEE GAMMILL

Then why did New York Life decide to settle?


ALICE KANE

Well, we had been reviewing our limited partnership products for some time. These are our NYLOG One, Two, and Three limited partnerships... NYLIFE Energy Investors... NYLIFE Government Mortgage Plus... and NYLIFE Realty Income Partners.

And, it became clear to us -- while the disclosure documents provided a full explanation of risks and met the requirements of the law -- the performance of many of these partnerships was creating problems for some class of investors.

As you know, from our recent class action settlement -- which involved the sale of certain whole life and universal life policies -- our overriding concern in these matters is to do what's best for our customers while ensuring the most complete release of legal liability possible for the Company and our agents and registered reps.

The current suit enables us to do this in regard to partnership investments.

If the court and the investors grant approval, New York Life feels that it is best to settle this suit and do what's best for our customers and Field Force.


LEE GAMMILL

Alice, you've been talking about our proprietary partnerships. What about non-proprietary partnerships -- are they included?

ALICE KANE


No. In making this settlement offer, New York Life recognized its special responsibilities as the general partner in developing these limited partnership products. Non-proprietary limited partnerships are simply outside of the primary fiduciary and legal responsibilities of the Company.


LEE GAMMILL

If the courts and the investors grant approval for this proposed settlement, what will the investors in these proprietary limited partnerships receive as part of the settlement?


ALICE KANE

Well, class members will receive total distributions that are at least equal to the amount of their original investment.

In this case, and in the case of our recent class action, we chose to create economic relief programs for our customers because we saw an opportunity to do what was best for them: cement our relationship as the pre-eminent provider of financial service products for these individuals, and do so in a way which preserves our financial strength into the future.

But remember, we can never guarantee, or imply we guarantee, the performance of risk-based products.


LEE GAMMILL

How much will this cost the Company?


ALICE KANE

We anticipate contributing $96 million to ensure that each investor who participates in the settlement receives total distributions at least equal to the full amount initially invested.

LEE GAMMILL


That's great news. Will we pay for this settlement out of our surplus then?


ALICE KANE

Yes Lee. New York Life, through its subsidiaries, NYLIFE Realty and NYLIFE Equity, has already set aside sufficient reserves to pay the costs of this settlement, without in any way hampering our financial results.


LEE GAMMILL

Alice, how do you suppose the credit ratings agencies will view this settlement?



ALICE KANE

This contribution is not expected to have any adverse impact on our top ratings from the industry's four major ratings organizations.


LEE GAMMILL

Will this settlement affect dividends at the end of the year?


ALICE KANE

Dividend decisions, as you know, can only be made at the end of the year when all results are known. But, I can tell you this: Having been able to set aside a full reserve out of the 1995 results means the cost of this settlement will not come out of future earnings. This indeed is a testament to New York Life's financial strength.

LEE GAMMMIL


Now, not all of our agents and registered reps sold limited partnerships, but yet I think it is important for all of our Field Force to see how the Company has handled this potentially damaging situation.


ALICE KANE



Lee, you're absolutely right. If you are one of the 2,200 registered representatives who sold limited partnerships from 1985 to 1992, it is important for you to understand the details of this arrangement, so you can talk to your customers.

And, for those of you who didn't sell limited partnerships, it is also important for you to understand the lengths we've gone to in order to design a fair and equitable settlement -- one that serves our customers' interests as well as protects and maintains the Company's integrity and reputation.


LEE GAMMILL

What communication will the Company have with agents' and registered reps' clients?


ALICE KANE

Well, if any of your clients invested in any New York Life proprietary limited partnerships, they will receive a court-ordered and approved notice in the mail informing them of the class action lawsuit and offering them the opportunity to be included in the class settlement. In addition, current investors will receive a proxy statement which will ask them to vote to liquidate the partnership and approve amendments to the partnership agreement to effect the settlement.


Investors will also receive a set of questions and answers and a letter from the chairman.

LEE GAMMILL

What will registered representatives be allowed to say to their clients?


ALICE KANE

By now, you should have all received an information packet that includes Questions and Answers, and clearly outlines what you can say to your clients. If you haven't already received this packet, you can get one from your managing partner.


In that packet, you will find that you may inform your clients that New York Life has proposed to liquidate all of its proprietary limited partnerships and that a class action lawsuit provided a vehicle to design a settlement that will return up to each investor's initial investment.

If they invested in any of the proprietary limited partnerships that were offered by New York Life through its broker-dealer subsidiary, NYLIFE Securities Inc., they will be receiving a notice in the mail of the class action settlement. The settlement is preliminary and is subject to the final approval of the courts. Investors will also be receiving materials soliciting their vote on approving the liquidation proposal and amendments to the partnership agreement to effect the settlement.

You may also tell them that this liquidation and settlement proposal is unprecedented and that New York Life is living up to its reputation of always doing what is best for its customers.


LEE GAMMILL

How large is this settlement... how many people are really involved?

ALICE KANE

$396 million worth of limited partnerships were sold and are included in this proposal, comprised of the 26 oil and gas partnerships, one government mortgage, and one real estate partnership. And Lee, close to 30,000 investors will be involved.


LEE GAMMILL


Alice, you have said that under the settlement, all of these limited partnerships would be liquidated. Does that mean investors will have to wait to have their limited partnerships liquidated before they receive their repayments?


ALICE KANE

No. New York Life is assuming the risk of selling these properties. This enables us to provide distributions to our clients this year, as opposed to waiting until each partnership is sold.


LEE GAMMILL

Certainly, some of our investors have made money in some of the partnerships. Will anything be done for them?


ALICE KANE

Yes. Those who participate in the settlement and have already received an amount that is equal to their investment or more will be given a modest payment of $10 per $250 unit they owned, or 20 to 40 cents per unit if they owned a $10 unit. We've decided to institute a minimum payment of $200 in these cases.

So, as an example, if a client who participates in the settlement invested $10,000 in 1988 and throughout the past eight years received $4,500 in distributions, he or she would be reimbursed $5,500 by New York Life.

However, if a client who participates in the settlement invested $10,000 and has received back his or her original investment or more, under this arrangement, the investor would be eligible to receive $10 per $250 unit, which equals $400. A minimum reimbursement has been set at $200 for those investors who made investments of $5,000 of less.

It should be noted that the federal court in Florida, where the class action lawsuit has been filed, will oversee these payments to investors.


LEE GAMMILL

It sounds like you have covered all the bases Alice. There has been a lot of negative media coverage recently about two cases involving limited partnerships with other financial services companies, is this settlement similar?



ALICE KANE

No, Lee, they are quite different. Our settlement wasn't just generated by lawsuits, but was under consideration before a lawsuit was ever filed. It is also more generous and more extensive than settlements by other companies.

Another major difference is that fees for plaintiffs' attorneys in our settlement will be paid separately, unrelated to the reimbursement of the amount of each individual invested. This way, our clients' payments will not be reduced.

In those other limited partnership cases, plaintiffs' attorneys were paid out of the settlement fund. This greatly reduced the actual refund that investors received and was a great source of criticism of those settlements.


LEE GAMMILL

Will any of our registered representatives be held accountable in this lawsuit settlement or be asked to testify in a deposition or before a judge as part of this lawsuit settlement?

ALICE KANE

No. Those investors who participate in the class action will be bound by the terms of the class action settlement, including a release of all claims against New York Life and the registered representatives who either sold the investments or gave advice to investors about the limited partnership programs.



LEE GAMMILL

Alice, how can all of our fine agents and registered reps out there receive additional information about the settlement?


ALICE KANE

Well, in your information packet you will find a set of questions and answers which provide more detailed information.

We've also set up a toll-free number that you can call during normal business hours that will put you in touch with representatives who can answer any additional questions you might have.

We have also set up a toll-free number for customers. You will find both of these numbers in your information packet.


LEE GAMMILL

It sounds to me as if the Company has taken a leadership role in settling the case and doing what is best for our customers and our agents and registered representatives.


ALICE KANE

Well Lee, I'd just like to make one final point: The judge in this case has given preliminary approval to the settlement. Final approval is dependent upon how many class members choose to accept the settlement.

But, because the offer is fair and equitable, we are optimistic that there will be a low number of class members choosing to opt out, and that the settlement will be approved.


LEE GAMMILL

Thanks Alice. I'm sure our Field Force has found this to be very informative. I know that it has answered a lot of the questions I've had.

All of us wanted to ensure that you would hear this news from the Home Office first before it was announced to the media.

Now, let's take a look at a message from Sy Sternberg who has every confidence in this decision and believes that this will only help build upon our fine strength and credibility...

(Cut to: Sy Video)


SY STERNBERG

Hello, and thank you for taking the time out of your busy schedule to watch this video.

I believe that the arrangement that Alice just outlined is not only a fair deal for our clients, it is unprecedented in the business. We view it as an investment in the integrity of New York Life.

We realize the close proximity of this case to our last class action settlement may raise some eyebrows. But we -- and you -- should be proud of how it's being handled and all that it accomplishes. It puts our customers first. We saw a situation developing and decided we would do what we honestly feel is best for all concerned.

This is a classic instance of corporate good citizenship of the highest level. It is a win/win/win situation. No investor who participates in the settlement will walk away with less than the amount he or she invested.

You, our very valuable Field Force, win because you can proudly tell your clients that New York Life, as it has for 150 years, will always do what is best for our customers. And the Company wins because we are once again the innovator in the field. We have done what no other has. We recognized a problem and created an innovative and responsible solution that we controlled.

We expect a similar response to the way we've taken the lead in liquidating these limited partnerships, and returning to our investors amounts at least equal to their original investments.

But before we close, there is one very important point I would like to make. I know you may be wondering if the Company is going to settle every lawsuit that comes along.

The answer is an emphatic "no." In both the Partnership and POP class action settlements, we stepped forward to deal with an industry-wide issue and get it behind us.

As we move ahead, be assured that we will fight and vigorously defend any legal action that accuses the Company and its agents of wrongdoing or attacks our credibility. Our reputation for honesty and fair dealing is key to our success.

Fortunately for us, New York Life's image of integrity and leadership has never been stronger. USE it to further strengthen client relationships with our Company. It is a true competitive advantage.

I promise that at every phase of the process, we will keep you informed.

Thanks for joining us.